UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2007

ANDREW CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-14617 (Commission File Number)	36-2092797 (I.R.S. Employer Identification No.)

3 Westbrook Corporate Center, Suite 900, Westchester, IL 60154

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (708) 236-6600

None

                ____________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into Material Definitive Agreement.

On November 5, 2007, Andrew Corporation, a Delaware corporation (the “Company”), and certain of its subsidiaries entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with ASC Signal Corporation (“ASC Signal”), a Delaware corporation affiliated with Resilience Capital Partners, LLC (“Resilience”) and established by Resilience in connection with the acquisition, for the sale of the Company’s Satellite Communications business.  Pursuant to the Purchase Agreement, in exchange for the transfer of the Satellite Communication business to ASC Signal, the Company will receive up to $39 million in total potential cash consideration and common stock in ASC Signal, which equity ownership stake will be between 17 and 20 percent depending on ASC Signal’s capital structure at closing, which is yet to be finalized.

The Company will receive $9 million in cash at closing, which is expected to occur prior to the end of the 2007 calendar year, and $5 million in seller’s notes that will mature three years after closing.  In addition, the Company may receive up to an additional $25 million in cash after three years based upon the achievement of certain financial targets by the new company.

The Purchase Agreement contains customary representations, warranties, covenants and related indemnification provisions.

The forgoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

A copy of the press release reporting the sale is attached hereto as Exhibit 99.1.

Section 2 — Financial Information

Item 2.06  Material Impairments.

In connection with the sale of the Satellite Communications business discussed in Item 1.01 above, depending on the ownership stake in ASC Signal that the Company receives in partial consideration for the sale and the book value of the Satellite Communications assets at the date of closing, the Company expects to record a non-cash charge against earnings of approximately $15 to $20 million in the Company’s first quarter of the 2008 fiscal year.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

10.1         Purchase and Sale Agreement by and among Andrew Corporation, Andrew Canada Inc., Andrew Limited, Andrew Holdings (Germany) GmbH and ASC Signal Corporation, dated November 5, 2007.  In accordance with the instructions to Item 601(b)(2) of Regulation S-B, the schedules and exhibits to the Purchase Agreement are not filed herewith.  The Purchase Agreement identifies such schedules and exhibits, including the general nature of their content.  The Company undertakes to provide such schedules and exhibits to the Securities and Exchange Commission upon request.

99.1                           Press release dated November 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION

Date: November 7, 2007	By:	/s/ Marty Kittrell
Marty Kittrell
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Purchase and Sale Agreement by and among Andrew Corporation, Andrew Canada Inc., Andrew Limited, Andrew Holdings (Germany) GmhB and ASC Signal Corporation, dated November 5, 2007.
Exhibit 99.1	Press release dated November 6, 2007.